Exhibit 99.1

Contacts:
Laurie Van Raemdonck
Vice President, Investor Relations
(248) 614-8267
lvanraemdonck@championhomes.net
or
Phyllis Knight
Executive Vice President and CFO
(248) 614-8200
Champion Enterprises Reports First Quarter 2009 Results
Despite 65 Percent Decline in Sales in its Seasonally Slowest Quarter,
Company Maintains Nearly $50 Million in Total Liquidity
TROY, Mich., April 24, 2009 — Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, today announced the results for its first quarter ended April 4, 2009. Revenues for the quarter decreased 64.5 percent to $105.2 million compared to $296.7 million for the first quarter of 2008. The Company’s first quarter 2009 net loss totaled $17.6 million, or $0.23 per diluted share, compared to a net loss of $20.5 million, or $0.26 per diluted share, for the first quarter of 2008. The Company reported a loss before income taxes of $18.6 million for the first quarter compared to a pretax loss of $20.9 million in the same period of 2008.
The loss before income taxes in the first quarter of 2009 included the following items totaling $3.6 million of income: $4.3 million gain from the settlement of insurance claims, foreign currency transaction losses on intercompany loans of $0.6 million and restructuring charges of $0.1 million. The first quarter 2008 pretax loss included the following items totaling $13.9 million of expense: restructuring and other plant closing charges totaling $9.8 million, foreign currency transaction losses of $2.3 million and retail segment inventory impairment charge of $1.8 million.
“We are pleased to have ended our seasonally most difficult quarter with nearly $50 million of liquidity and in compliance with each of our senior debt covenants,” stated William Griffiths, chairman, president and chief executive officer of Champion Enterprises, Inc. “While it is not uncommon to consume cash during the winter months, the extremely difficult economic environment has weighed heavily on our results. However, our efforts to reduce costs and preserve liquidity led to a 33 percent improvement in cash used in operations over the prior year quarter despite a 65 percent reduction in revenues.
“Order intake rates are now beginning to show some improvement, particularly in Canada. In addition, the outlook for the second half of the year in the U.K. remains favorable both in terms of profitability and improved cash from operations. While we look forward to a better second quarter, we do not anticipate a material improvement in our results until the second half of the year,” concluded Griffiths.
North American Manufacturing Segment
•	Manufacturing segment net sales for the first quarter decreased 57.2 percent to $77.7 million compared to $181.5 million in the same period of the prior year.

755 West Big Beaver Road, Suite 1000 | Troy, Michigan 48084
(248) 614-8200 | www.championhomes.com

Champion Enterprises Reports First Quarter 2009 Results

•	Revenues from the sale of modular homes in the U.S. totaled $26 million for the quarter, down from $49 million in the first quarter of 2008.
•	The manufacturing segment reported a loss of $6.1 million for the quarter compared to a loss of $9.0 million in the first quarter of 2008. The loss for the quarter ended April 4, 2009 included a $4.3 million gain resulting from the settlement of property and business interruption insurance claims. The segment loss in the first quarter of 2008 included $9.3 million of restructuring and other plant closing charges.
•	Segment backlogs totaled $10 million at April 4, 2009, an improvement over the year-end 2008 level of $7 million but down from $25 million at the end of last year’s first quarter.
International Manufacturing Segment
•	International segment revenues decreased 80.3 percent to $21.7 million for the quarter from the peak first quarter 2008 level of $110.4 million as a result of reduced prison sector revenues and the slowdown in construction activity caused by difficult economic conditions in the U.K. In addition, $8.3 million of the decline in sales was caused by the decrease in exchange rates from the prior year first quarter.
•	As a result of the significant decrease in sales, international segment income fell to $0.1 million for the first quarter of 2009 from $8.4 million in the same period of the prior year.
•	International segment order backlogs remained strong during the quarter, with firm contracts and orders pending contracts under framework agreements totaling approximately $155 million at April 4, 2009 compared to approximately $150 million at the end of 2008.
Retail Segment
•	Retail segment first quarter 2009 revenues totaled $7.4 million, down 18.1 percent from $9.0 million for the same period last year.
•	On lower sales, retail segment results improved to a loss of $0.2 million for the quarter compared to a loss of $2.8 million in the first quarter of 2008. The prior year first quarter segment loss included a $1.8 million impairment charge to reduce the value of aged inventory.
Other Items
•	Cash used for operating activities totaled $18.5 million for the first quarter of 2009 compared to cash used of $27.7 million for the same period of the prior year. The favorable variance was primarily the result of working capital improvements during the quarter.
•	Cash, cash equivalents and short-term investments totaled $47.8 million as of April 4, 2009 compared to $52.8 million at the end of 2008 and $105.4 million at the end of the first quarter of 2008. Inclusive of available borrowing capacity under the revolving line of credit, Champion’s total liquidity stood at $49.2 million compared to $65.6 million at the end of 2008.
•	Champion’s total debt increased to $323.9 million as of April 4, 2009 from $313.1 million at the end of 2008 primarily as a result of borrowing $10.0 million under the revolving line of credit during the quarter.

Champion Enterprises Reports First Quarter 2009 Results

•	As of April 4, 2009, the Company reclassified the outstanding debt under its senior credit facility, totaling $123.0 million, from long-term to current because, absent a significant recovery or a successful renegotiation with its senior lenders, it is not likely that the Company will be in compliance with its debt covenants in effect for the first fiscal quarter of 2010.
“Our most important priorities over the next several months include the completion of targeted asset sales with the goal of retiring or substantially reducing the outstanding senior debt well in advance of the first quarter of 2010,” stated Phyllis Knight, executive vice president and chief financial officer. “We continue to make progress toward this goal and remain confident that, upon completion, the Company will be better positioned, with a significantly lower interest burden, to participate in a recovery.
“With a leaner debt structure consisting primarily of $180 million of 2.75% convertible notes not callable before late 2012 and with no restrictive covenants, Champion’s operating flexibility will be substantially enhanced upon successful completion of these asset sales,” concluded Knight.
First Quarter 2009 Conference Call
Champion Enterprises will host a conference call on Friday, April 24, 2009 at 10:30 a.m. EDT to discuss these results and current business trends. To listen to the call, please call (877) 719-9788 for domestic callers or (719) 325-4807 for international callers. The passcode is 9809407. The call may also be heard live over the Internet at www.championhomes.com under the “Investors” link.
A telephone replay of the call will be available approximately two hours after the call’s conclusion through Friday, May 1, 2009. To access the telephone replay, please call (888) 203-1112 for domestic callers or (719) 457-0820 for international callers. The passcode is 9809407. A webcast replay will be available on the Company’s Web site for at least 90 days under the “Investors” link.
About Champion
Troy, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 30 manufacturing facilities in North America and the United Kingdom working with independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-Looking Statements
This news release contains certain statements, including statements regarding the outlook for U.K. profitability and cash from operations, results for the remainder of 2009, backlogs and pending orders, compliance with first quarter 2010 debt covenants, targeted asset sales, retirement or substantial reduction of senior debt and the Company’s participation in a recovery, each of which could be construed to be forward-looking statements within the meaning of the Securities Exchange Act of 1934.
These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in the Company’s most recently filed Form 10-K and other filings with the Securities and Exchange Commission, in each case under the section entitled “Forward-Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.
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CHB/ 4
CHAMPION ENTERPRISES, INC.
CONSOLIDATED FINANCIAL SUMMARY
(Dollars and weighted shares in thousands, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	April 4,	March 29,	%
	2009	2008	Change
Net sales:
Manufacturing segment	$77,677	$181,485	(57.2%)
International segment	21,743	110,366	(80.3%)
Retail segment	7,406	9,047	(18.1%)
Less: intercompany	(1,600)	(4,200)

Total net sales	105,226	296,698	(64.5%)

Cost of sales	99,695	260,130	(61.7%)

Gross margin	5,531	36,568	(84.9%)

Selling, general and administrative expenses	21,295	39,303	(45.8%)
Insurance gain	(4,295)	—
Restructuring charges	138	9,471
Foreign currency transaction losses	642	2,351
Amortization of intangible assets	1,859	2,469	(24.7%)

Operating loss	(14,108)	(17,026)	(17.1%)

Interest expense, net	4,519	3,873	16.7%

Loss before income taxes	(18,627)	(20,899)	(10.9%)

Income tax benefit	(989)	(415)

Net loss	$(17,638)	$(20,484)	(13.9%)

Basic loss per share	$(0.23)	$(0.26)	(11.5%)

Weighted shares for basic EPS	77,698	77,472

Diluted loss per share	$(0.23)	$(0.26)	(11.5%)

Weighted shares for diluted EPS	77,698	77,472

See accompanying Notes to Consolidated Financial Information.

CHB/ 5
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	(UNAUDITED)
	April 4,	January 3,
	2009	2009
Assets:
Cash and cash equivalents	$47,849	$52,787
Accounts receivable	28,096	33,935
Inventories	44,217	52,960
Deferred tax assets	665	673
Other current assets	6,428	9,839

Total current assets	127,255	150,194

Property, plant and equipment, net	94,199	96,863
Goodwill and other intangible assets, net	374,766	375,692
Other non-current assets	20,208	22,260

Total assets	$616,428	$645,009

Liabilities and Shareholders’ Equity:
Short-term debt	$130,248	$12,229
Accounts payable	59,424	70,050
Other accrued liabilities	95,049	105,353

Total current liabilities	284,721	187,632

Long-term debt	193,659	300,851
Deferred tax liabilities	37,011	36,592
Other long-term liabilities	31,393	33,111
Shareholders’ equity	69,644	86,823

Total liabilities and shareholders’ equity	$616,428	$645,009

See accompanying Notes to Consolidated Financial Information.
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CHB/ 6
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS
(In thousands)

	(UNAUDITED)
	Three Months Ended

	April 4,	March 29,
	2009	2008

		(Restated)

Net loss	$(17,638)	$(20,484)
Adjustments:
Depreciation and amortization	4,603	6,107
Stock-based compensation	195	560
Change in deferred taxes	389	(3,780)
Gain on disposal of fixed assets	(249)	(98)
Gain on insurance settlement	(4,295)	—
Foreign currency transaction losses	642	2,351
Fixed asset impairment charges	—	7,000
LCM inventory charge	—	1,800
Insurance proceeds	3,161	2,500
Increase/decrease:
Accounts receivable	3,171	(32,963)
Inventories	8,669	(5,184)
Accounts payable	(11,316)	14,297
Accrued liabilities	(8,066)	463
Other, net	2,227	(245)

Cash used for operating activities	(18,507)	(27,676)

Additions to property, plant and equipment	(307)	(2,275)
Insurance proceeds on PP&E	4,052	—
Acquisitions and related payments	—	(2,323)
Purchase of short-term investments	—	(9,975)
Proceeds on disposal of fixed assets	574	2,475

Cash provided by (used for) investing activities	4,319	(12,098)

Payments on debt	(537)	(49)
Proceeds from Revolver debt	10,000	—
Increase in deferred financing costs	(178)	—
Common stock issued, net	—	65

Cash provided by financing activities	9,285	16

Cash used for discontinued operations	(57)	(22)

Effect of exchange rate changes on cash and cash equivalents	22	(223)

Decrease in cash and cash equivalents	(4,938)	(40,003)
Cash and cash equivalents at beginning of period	52,787	135,408

Cash and cash equivalents at end of period	$47,849	$95,405

See accompanying Notes to Consolidated Financial Information.
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CHB/ 7
CHAMPION ENTERPRISES, INC.
NOTES TO CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(1) The Company evaluates the performance of its manufacturing, international and retail segments based on income before amortization of intangible assets, interest, income taxes, foreign currency transaction gains and losses on intercompany indebtedness, losses on debt retirements and general corporate expenses. A reconciliation of loss before income taxes for the three months ended is as follows (dollars in thousands):

		As a % of		As a % of
	April 4,	Related	March 29,	Related
Three months ended:	2009	Sales	2008	Sales

Manufacturing segment loss	$(6,106)	(7.9)%	$(9,023)	(5.0)%
International segment income	64	0.3%	8,389	7.6%
Retail segment loss	(158)	(2.1)%	(2,764)	(30.6)%
General corporate expenses	(5,807)		(8,608)
Amortization of intangible assets	(1,859)		(2,469)
Intercompany eliminations	400		(200)
Foreign currency transaction losses	(642)		(2,351)
Interest expense, net	(4,519)		(3,873)

Loss before income taxes	$(18,627)	(17.7%)	$(20,899)	(7.0%)

(2) During the first quarter of 2009, the Company recognized a $4.3 million gain from the settlement of its property and business interruption insurance claims related to the manufacturing facility in Tennessee that was destroyed by fire in February 2008. This gain was recorded in the manufacturing segment. The Company received insurance proceeds of $7.5 million throughout 2008 and $7.2 million in the first quarter of 2009.
(3) During the quarter ended April 4, 2009, the Company further reduced its corporate staff incurring $0.1 million of restructuring charges. During the same period in 2008, the Company incurred $9.8 million of restructuring and other plant closing charges in connection with the Company’s decision to close two manufacturing facilities and reduce the number of North American regional offices. Charges totaling $9.3 million were recorded in the manufacturing segment with the remaining $0.5 million included in general corporate expenses. A portion of the 2008 charges, totaling $0.3 million, were recorded in cost of sales with the balance reported as restructuring charges.
(4) For the three month period ended March 29, 2008, the Company’s retail segment recorded a $1.8 million charge to reduce inventory values to estimated market value. This charge is included in cost of sales.
(5) The Company borrowed $10.0 million under its revolving line of credit during the quarter ended April 4, 2009.
(6) As of April 4, 2009, the Company reclassified the outstanding debt under its senior credit facility, totaling $123.0 million, from long-term to current because, absent a significant recovery, the successful completion of certain targeted asset sales or a successful renegotiation with its senior lenders, it is not likely that the Company will be in compliance with its debt covenants in effect for the first fiscal quarter of 2010.
(7) Proceeds and gains on disposal of fixed assets resulted primarily from the sale of miscellaneous assets in the first quarter of 2009 and one closed plant in the first quarter of 2008.
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CHB/ 8
CHAMPION ENTERPRISES, INC.
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three months ended
	April 4,	March 29,	%
	2009	2008	Change

MANUFACTURING SEGMENT
Units sold:
HUD-Code	674	1,561	(56.8%)
Modular	302	669	(54.9%)
Canadian	202	564	(64.2%)
Other	5	27	(81.5%)

Total units sold	1,183	2,821	(58.1%)
Less: intercompany	(13)	(63)	(79.4%)

Units sold to independent retailers / builders	1,170	2,758	(57.6%)

Floors sold	2,209	4,988	(55.7%)

Multi-section mix	70%	66%

Average unit prices, excluding delivery
Total	$56,700	$56,600	0.2%
HUD-Code	$45,400	$45,500	(0.2%)
Modular	$81,700	$69,100	18.2%
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